SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                                                          February 9, 2001

MERITAGE HOSPITALITY GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Michigan
(State or Other Jurisdiction
of Incorporation)

                0-17442                                                                                                          38-2730460
(Commission File Number)                                                                                           (IRS Employer
                                                                                                                              Identification Number)

40 Pearl Street, N.W., Suite 900
Grand Rapids, Michigan      49503
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:      (616) 776-2600

Item 5. Other Events

        On February 9, 2001, Meritage completed the sale of 762,500 unregistered common shares to its officers and certain directors at $2.1556 per share in a private placement. The proceeds of $1,643,645 will be used for the continued development of its Wendy’s operations. The Board of Directors authorized the private placement on January 22, 2001. The share price was computed by adding $0.0625 to the average closing price of the common shares on the American Stock Exchange for the ten trading days beginning on January 22, 2001. The source of the common shares issued was treasury shares.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

MERITAGE HOSPITALITY GROUP INC.

Dated: February 12, 2001

By:     /s/ Robert E. Schermer, Jr.
Robert E. Schermer, Jr.
Chief Executive Officer